Exhibit 99.1

K12 Inc. Prices Upsized $360.0 Million Convertible Senior Notes Offering

HERNDON, Va.—(BUSINESS WIRE)—August 26, 2020—K12 Inc. (NYSE: LRN), one of the nation’s leading tech-enabled education companies, today announced the pricing of its offering of $360,000,000 aggregate principal amount of 1.125% convertible senior notes due 2027 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $300,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on August 31, 2020, subject to customary closing conditions. K12 also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $60,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of K12 and will accrue interest at a rate of 1.125% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2021. The notes will mature on September 1, 2027, unless earlier repurchased, redeemed or converted. Before June 1, 2027, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after June 1, 2027, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. K12 will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at K12’s election. The initial conversion rate is 18.9109 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $52.88 per share of common stock. The initial conversion price represents a premium of approximately 35% over the last reported sale price of $39.17 per share of K12’s common stock on August 26, 2020. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at K12’s option at any time, and from time to time, on or after September 6, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of K12’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require K12 to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the pricing of the notes, K12 entered into privately negotiated capped call transactions with certain of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (in this capacity, the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to K12’s common stock upon any conversion of the notes and/or to offset any cash payments K12 is required to make in excess of the principal amount of the converted notes, as the case may be, upon any conversion of notes, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $86.17 per share of K12’s common stock, which represents a premium of 120% over the last reported sale price of K12’s common stock on The New York Stock Exchange of $39.17 per share on August 26, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the notes exercise their option to purchase additional notes, K12 expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of K12’s common stock and/or enter into various derivative transactions with respect to K12’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of K12’s common stock or the notes at that time. In addition, K12 expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to K12’s common stock and/or purchasing or selling shares of K12’s common stock or other of K12’s securities in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by us). This activity could also cause or avoid an increase or a decrease in the market price of K12’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of K12’s common stock and value of the consideration that holders of notes will receive upon conversion of such notes.

K12 estimates that the net proceeds from the offering will be approximately $350.2 million (or approximately $408.7 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. K12 intends to use approximately $51.7 million of the net proceeds to fund the cost of entering into the capped call transactions. K12 intends to use the remainder of the net proceeds to repay all of the outstanding balance under K12’s credit facility and for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then K12 intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

The notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About K12 Inc.

K12 Inc. (NYSE: LRN) helps students of all ages reach their full potential through inspired teaching and personalized learning. The company provides innovative, high-quality online and blended education solutions, curriculum, and programs to students, schools and enterprises in primary, secondary and post-secondary settings. K12 is a premier provider of career readiness education services and a leader in skills training, technology staffing and talent development. The company provides programs which combine traditional high school academics with career technical education through its Destinations Career Academies. Adult learning is delivered through K12’s subsidiary, Galvanize, a leader in developing capabilities for individuals and corporations in technical fields such as software engineering and data science. K12 has delivered millions of courses over the past decade and serves students in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds, the effects of entering into the capped call transactions described above and the actions of the option counterparties and their respective affiliates. These statements reflect K12’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause K12’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: market conditions, the satisfaction of the closing conditions related to the offering and risks relating to K12’s business, including those described in periodic reports that K12 files from time to time with the SEC. K12 may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. All information in this release is as of the date hereof, and K12 undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in K12’s expectations, except as may be required by law.

Contacts

K12 Inc.

Investor and Press Contact:

Mike Kraft, 571-353-7778

Senior Vice President, Corporate Communications

mkraft@k12.com